Exhibit 10.3

CONFIDENTIAL

ABC ENERGY SERVICES L.L.C.

ELECTRIC SALES AGREEMENT

This Electric Sales Agreement ("Agreement"), number 12345 (agreement ID) is entered into between ABC Energy Services, L.L.C. ("ABC") and John Smith ("Customer"). This Agreement shall be effective as of the date signed by ABC and indicated as the "Effective Date" on ABC’s signature block hereto and not prior thereto. ABC and Customer may be individually referred to as "Party" or collectively referred to as "Parties." The Parties agree to the following:

Purchase and Sale; Services

ABC shall sell and Customer shall purchase and receive electric energy on a firm basis for Customer’s facilities identified on Exhibit A hereto. ABC shall manage all electric energy requirements for Customer, including scheduling and balancing for electric energy. The electric energy will be delivered to a point or points on the transmission system operated by PJM, the regional transmission organization ("RTO"). Delivery to meters corresponding to each delivery point for service with ComEd ("Utility") for service addresses and account numbers specified on the Exhibit A hereto will be made by the Utility.

Adequate Assurance

Should Customer's creditworthiness or financial responsibility become unsatisfactory to ABC at any time, in ABC’s sole discretion, ABC may request, in writing, security from Customer, including but not limited to a deposit, satisfactory to ABC. Customer shall fulfill such request within three (3) business days.

Default

An Event of Default, as used herein, shall mean: (1) the failure of Customer to make, when due, any payment due hereunder; (2) Customer’s failure to perform or comply with any term of this agreement; (3) Customer makes an assignment or any general arrangement for the benefit of creditors; (4) Customer files a petition or otherwise commences, authorizes, or acquiesces to the commencement of a proceeding or cause of action with respect to it under any bankruptcy proceeding or similar laws for the protection of creditors, or has such petition filed against it; (5) Customer otherwise becomes insolvent or is unable to pay its debts as they come due; or (6) Customer fails to provide adequate assurance as provided in the preceding section. ABC reserves the right, in its sole discretion, to terminate this Agreement at any time, without prior notice, if an Event of Default occurs.

Market Structure

In the event of any changes to any tariffs, rules, ordinances, statutes, laws, regulations, changes in methods of calculations, or procedures of Customer's Utility, or of the RTO and electric power transmission networks used by ABC and/or ABC’s suppliers to deliver electricity to Customer that increase ABC’s cost of providing service hereunder, then ABC may pass through such cost increase to Customer. If ABC determines, in its sole discretion, that such changes prevent ABC from effectively or economically performing under this agreement, then ABC may terminate this agreement upon 30 days written notice.

Term

Service shall commence on the first meter read date after ABC has received notice that the Utility has completed its processing and has accepted the delivery service request. Service shall not commence any earlier than the meter read in September, 2015, (as defined by ComEd) (hereinafter "Start Month").

This agreement shall remain in effect for twelve months from the Start Month, ending on the last meter read date of said twelfth month (hereinafter the "Anniversary Month") for the accounts (the "Initial Term"). If Customer executes an Exhibit B at any time that includes a term that goes beyond the then-current Anniversary Month for all other accounts (as determined in this Electric Sales Agreement), then the current term for all accounts shall be extended until the next Anniversary Month.

Upon the expiration of the Initial Term, and any renewals or extensions thereof, this agreement shall automatically renew for a period of 12 months (the "Renewal Term"), unless the agreement is terminated by either party with written notice (said notice must be provided directly from the party, not its agents or any other third party) provided at least 30 days, but not more than 60 days, prior to the end of the then current term.

Pricing

Customer agrees to purchase from ABC on a firm basis 100% of Customer’s electricity usage at all facilities identified on Exhibit A, at the price and on the terms outlined herein.

During any period of time after the Start Month, if ABC and Customer do not have one or more executed Exhibit B Transaction Confirmations or Pricing Offers in effect for all of the facilities identified on Exhibit A hereto, then the Default Price (as defined below) shall apply to all facilities not covered by a current Exhibit B or Pricing Offer for the relevant periods.

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At least 30 days prior to the end of any term, ABC may in its sole discretion provide Customer a Pricing Offer (as used herein, a Pricing Offer shall mean a written notice to Customer of proposed changes, amendments, deletions or additions to the terms of this Agreement including but not limited to changes in price). Customer shall have ten (10) business days to reject the Pricing Offer in writing. Customer’s failure to reject the Pricing Offer in writing within ten (10) days shall be deemed an acceptance by Customer of the terms included in the Pricing Offer.

The Default Price (per kWh) shall be calculated as follows: the PJM day ahead locational marginal price for ComEd Zone (as defined by PJM) plus $0.007 per kWh for all quantities of actual usage, plus distribution and transmission losses at the same price per kWh, plus RTO charges, transmission charges, ancillary charges, capacity charges, RPS charges (at the rate posted by the ICC prior to the planning year covered by the applicable term,) and delivery charges (RTO, transmission, ancillary, capacity, and delivery charges shall be passed through to Customer at ABC’s cost, excluding any credits back to ABC, the benefits of which have been considered by ABC in determining the price; in the event actual costs for Customer are not available then ABC shall use its best efforts to estimate the actual cost) (collectively hereinafter "Default Price").

The rates identified herein apply only to electric supply to the Utility, not to the other charges associated with Utility delivery. Customer is responsible for all charges relating to delivering electricity to Customer’s account(s).

Metering

In the event Customer utilizes both interval and non-interval, summary-type, meters, ABC will shape the usage from the non-interval meters to match the load curve of the interval meters, and bill according to this shaping model. Lighting meters shall not be utilized to determine usage shape.

Generation

Customer warrants and represents that Customer does not own any generation behind the meter. In the event that Customer installs or otherwise utilizes any behind the meter generation during the term of this Agreement, ABC hereby reserves the right to terminate this Agreement and charge to Customer any costs, losses and damages, direct or indirect, incurred by ABC as a result thereof.

Demand Side Management

In the event Customer enrolls in or participates in any utility, RTO or independently sponsored demand side management programs, ABC hereby reserves the right to terminate this Agreement and charge to Customer any costs, losses and damages, direct or indirect, incurred by ABC as a result thereof. Customer hereby grants to ABC a right of first refusal, granting ABC the right: (1) to provide demand side management services to Customer on the same terms and conditions as included in any bona fide offer from any third party; and (2) in the event ABC has elected to terminate this Agreement, to enter into a new electric supply agreement on the same terms and conditions as included in any bona fide offer from any third party.

Material Change

In the event of a material change in Customer usage parameters - including, but not limited to, installation or removal of electric consuming equipment, increased or decreased hours of operation, shutdown/closure/sale of accounts/facilities served hereunder, or other changes that would have an adverse impact on ABC or cause an increase in ABC’s costs to supply electricity hereunder, then ABC may in its sole discretion either terminate this agreement (a "Material Change Termination") or pass through those costs to Customer unless Customer's account is included within the Residential rate class as defined by the Utility in which case no costs would be pass through. Weather events shall not be considered, or result in, a Material Change hereunder. As used herein, the term Material Change shall mean usage during any calendar month that either exceeds historical usage (as used in this clause, historical usage shall mean usage during the year prior to the original execution date of this Agreement) for the same calendar month by 20% or more, or is less than historical usage for the same calendar month by 20% or more. In the event historical usage cannot be determined, then Material Change shall be determined by ABC in its sole discretion.

Force Majeure Pricing Event

In certain circumstances an event of force majeure (as defined below) may disrupt ABC’s purchased supply and/or financial hedging instruments used to provide fixed pricing service hereunder, even though Customer may continue to receive electric supply from the Utility. In such cases, the fixed pricing rate shall be suspended throughout the duration of the force majeure event, and the variable pricing rate defined below shall apply to all metered quantities consumed by Customer hereunder during the force majeure event. The variable pricing rate shall equal ABC’s actual cost to supply electricity to the accounts identified on Exhibit A, plus a fixed charge of $0.01/kWh. ABC’s actual costs shall be determined based on real-time locational marginal prices for energy, congestion and losses, and also all costs incurred by ABC for capacity, RTO, transmission, ancillary services, RPS, and regulatory compliance requirements. If tariff costs are not available due to market rates, then costs will be reasonably estimated.

Force Majeure

Notwithstanding anything to the contrary in this agreement, except for the obligation to make payments due hereunder, the obligations of a party shall be suspended to the extent the party is unable to carryout its obligation as a result of force majeure. Force majeure means an event or events outside the control of the claiming party, which the claiming party is unable to overcome or avoid by exercise of due diligence. Force majeure shall include, without limitation: a condition resulting in the curtailment of power supply or interruption or curtailment of transmission on the electric transmission and/or distribution system; restraint by court order; action or non action by, or inability to obtain necessary authorizations or approvals from any government agency or authority; war, acts of God, fire, terrorism, or flood. If a party hereunder claims it is unable to perform due to force majeure, and such period of non-performance exceeds 30 days, then the non-claiming party may terminate this Agreement or any Exhibit B Transaction Confirmation without penalty or default upon thirty days written notice.

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Billing and Payment - See Exhibit A

Warranty

WITH THE EXCEPTION OF ANY WARRANTY EXPRESSLY SET FORTH HEREIN, ABC MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Indemnification, Limitation of Liability, and Performance

ABC shall indemnify Customer for any losses, damages, or costs, which result from ABC’s failure to comply with the terms of this agreement or as a result of any negligence on the part of ABC. ABC shall not indemnify Customer in the event (1) Customer does not comply with the terms of this agreement or (2) there is an interruption or cessation of deliveries of electricity, resulting from equipment failure, mechanical difficulties, or if there is an interruption or cessation of deliveries of electricity as a result of force majeure or other such conditions.

Customer shall indemnify, defend and hold harmless ABC for any losses, damages, or costs, which result from Customer’s failure to comply with the terms of this agreement or as a result of any negligence on the part of the Customer. Customer recognizes that ABC must purchase and/or contract to purchase financial hedging instruments and/or physical electricity supplies necessary to supply Customer with electricity under this agreement. In the event of Customer’s breach of this agreement, an Event of Default, either party’s early termination (unless Customer's account is included within the Residential rate class as defined by Utility in which case a $50.00 termination penalty will apply) of this agreement pursuant to any provision of this agreement, or a Material Change Termination, then Customer shall pay to ABC an Early Termination Fee plus any other damages available to ABC under law, equity, or contract, in addition to paying all outstanding invoices. The Early Termination Fee shall consist of: (1) ABC’s losses and costs incurred in liquidating its financial hedging instruments and terminating or liquidating its physical supply purchase obligations; and (2) an amount representing the positive difference (if any) between the price in effect at the time of the early termination less the forward market price (based upon a commercially reasonable estimate by ABC), multiplied by the forecasted quantities of usage for the remainder of the term (forecasted quantities shall be based upon historical usage, as that term is defined in the Material Change section); and (3) in the event of a Material Change Termination, an amount representing the positive difference (if any) between the market price during the period in which the Material Change occurred less the price in effect during that same period, multiplied by either (a) in the event of a Material Change Termination resulting from excess usage , the quantity of usage in excess of 120% of the historical usage (as that term is defined in the Material Change section), or (b) in the event of a Material Change Termination resulting from a shortage in usage, the quantity of usage representing the positive difference (if any) between 80% of the historical usage (as that term is defined in the Material Change section) and the actual usage.

ABC SHALL NOT BE LIABLE TO CUSTOMER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, OR FOR LOST PROFITS ARISING OUT OF, OR RELATING TO, ANY ACTION OR FAILURE TO ACT UNDER THIS AGREEMENT WHETHER OR NOT ARISING FROM EITHER PARTY(S) NEGLIGENCE OR FAULT UNDER THIS AGREEMENT.

Forward Contract

The Parties acknowledge and agree that this agreement constitutes a forward contract within the meaning of the United States Bankruptcy Code (the "Code"), and that ABC is a forward contract merchant under this agreement within the meaning of the Code.

Miscellaneous

This agreement, including the exhibit(s), constitutes the entire agreement of the parties for the sale and purchase of electric energy provided for herein and may be changed only by an agreement in writing. In the event of a conflict between this agreement and the Exhibit A or Exhibit B Transaction Confirmation, the Exhibit A or Exhibit B Transaction Confirmation shall control. This agreement shall be governed by, construed and enforced in accordance with the laws of the State of Illinois without regard to conflict of law principles. Only ABC may assign this agreement. This agreement shall not be construed against either party by reason of its preparation. Any waiver of any terms of this agreement shall not diminish the future enforceability of this agreement. Customer agrees not to disclose any term of this agreement to a third-party (other than Customer's affiliates, officers, directors, employees, lenders, counsel or accountants) except as necessary for Customer to perform its obligations herein or to comply with any applicable law, order, regulation or rule. If any provision of this agreement is held to be invalid, its invalidity shall not affect the validity of any other provision of this agreement. Customer shall be responsible for any and all costs, including but not limited to attorneys’ fees and court costs, incurred by ABC in order to enforce the terms of this agreement.

Notices

Except as provided herein to the contrary, any notice, request, demand, statement, bill or payment provided for in this agreement, or any notice which a party may desire to give to the other, shall be in writing and shall be considered duly delivered when received if sent by facsimile, same or next day delivery service, or as of the third business day after the postmark date when mailed by ordinary mail to the other party at the following address:

ABC Energy Services, L.L.C. Notices and correspondence, parcel deliveries	Customer/notices and correspondence

ABC Energy Services, L.L.C.	John Smith

Payments:	Billings and statements (if different)

same as mailing

This agreement is effective pending final credit approval by ABC Energy Services, L.L.C.

In witness whereof, the parties hereto have executed this agreement as of the date herein below first written.

Seller: ABC Energy Services, L.L.C.	Customer: John Smith
By:	By:
Print Name:	Print Name:
Title:	Title:
Effective Date:	Date:
Base Agreement #12345

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Exhibit A : Accounts to be Served on ComEd

Customer Name: John Smith		Agreement #: 12345
	MAILING INFORMATION	BILLING INFORMATION
ATTN	John Smith	same as mailing
STREET
CITY/STATE/ZIP
CONTACT PHONE Day/Evening	312-555-1212
CONTACT EMAIL

Location Name	Account Number	Service Address	City	State	Zip Code	UCB(Y/N)
	0123456789	555 W Main st suite 1	Chicago	Illinois	60608	Y

Billing and Payment:

This billing payment provision supersedes, replaces and amends the Billing and Payment provision in Electric Sales Agreement.

Dual Billing Option:

If customer elects Dual Billing and account(s) are eligible for Dual Billing, Customer’s payment will be due on the date stated on ABC’s bill. A late payment charge of one and a half percent (1.5%) per month or the maximum lawful rate, whichever is lower, shall be imposed on any past due balance. In the event that Customer requests a billing adjustment, Customer is obligated to pay all other amounts as invoiced. Upon reconciliation of a proposed billing adjustment Customer shall pay any additional amounts due to ABC.

Utility Consolidated Billing Option

If customer elects Utility Consolidated Billing (UCB) and account(s) are eligible for UCB, Customer will receive one single bill from LDC for both the ABC energy charges and the LDC delivery charges, including taxes and fees. Customer is responsible for paying each monthly bill to LDC in full by the due date stated on the invoice. Should the Utility cease providing consolidated billing for your account ABC Energy will bill you directly. You acknowledge that the Utility may provide ABC with your billing and payment information.

Regardless of billing option, Customer is responsible for any and all taxes, fees, licenses, penalties or charges ("taxes") imposed on or with respect to the electricity at or after the title transfer point(s), customer shall provide evidence of such exemption to ABC. Title to all electricity sold hereunder shall transfer from ABC to Customer at the Utility interface with the bulk electricity transmission system. Additionally, ABC may bill estimates in advance of meter reads should Customer’s meter be cycle read, or if measurements of actual usage are not received timely from the utility. Customer agrees to accept the measurements as determined by the Utility for purpose of accounting for the amount of power and energy provided by us under this contract.

ABC can elect switch billing options under this Agreement at ABC’s sole discretion or if the customer is deemed ineligible for Dual or Utility Consolidated Billing.

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Exhibit B: Fixed Power "ALL IN

ABC Energy Services, L.L.C. Electric

Sales Transaction Confirmation

Customer: John Smith

Base Agreement: 12345

AGREEMENT

This Exhibit B Transaction Confirmation, by and between ABC Energy Services L.L.C. ("ABC") and John Smith ("Customer"), effective as of the date signed by ABC and indicated in the signature block hereof as "Effective Date", is made a part of the base Electric Sales Agreement, number 22169 (agreement ID) between ABC and Customer. ABC shall sell and Customer shall purchase from ABC on a firm basis 100% of Customer’s electric energy for the accounts identified below, at the price and on the terms identified herein. Customer indicates below which accounts, if they meet ComEd and ABC Energy's requirements, should be placed on ComEd's Utility Consolidated Billing (UCB) program.

ACCOUNTS

This transaction Agreement shall apply to the following accounts in the Commonwealth Edison territory in Illinois ("Accounts").

Account Number	Price ($/kWh)	Start Date *	Term	Service Address	City	Zip	UCB(Y/N)
0123456789	$0.07743	9/1/2015	12 Months	555 W Main st, #1	Chicago	60608	Y

* Anticipated Start Date, based on Customer’s meter read cycle, subject to change by ComEd.

TERM

This Exhibit B shall supersede any other exhibit currently in effect for the Accounts identified in this Transaction Confirmation. Service for the Accounts identified in this Transaction Confirmation shall commence on the first meter read date for the Accounts in the month of September (as determined by the Utility), but in no event shall service commence prior to the first meter read date after the Utility completes its processing and has accepted the delivery service request for the accounts. This Exhibit B Transaction Confirmation shall remain in effect for each Account through the Utility’s scheduled meter read date for each respective Account in September 2016. If the term of this Exhibit B goes beyond the then-current Anniversary Month for all other accounts (as determined in the Electric Sales Agreement), then the current term for all accounts identified on Exhibit A to the Electric Sales Agreement shall be extended until the next Anniversary Month.

PRICE

Metered usage is multiplied by the Price to determine the All In cost.

The Price for all electric energy sold hereunder shall be determined as follows:

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Utility distribution charges and applicable regional transmission organization (RTO) charges included on Client’s delivery service bill from the Utility shall be Client’s responsibility. Client acknowledges that Utility requires more energy to be supplied to the control area than Client consumes at the meter(s).

In witness whereof, the parties hereto have executed this agreement as of the date herein below first written.
Seller: ABC Energy Services, L.L.C.	Customer: John Smith
By:	By:
Print Name:	Print Name:
Title:	Title:
Effective Date:	Date:

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